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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): AUGUST 26, 1999


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                           RECOVERY ENGINEERING, INC.
             (Exact name of registrant as specified in its charter)


          MINNESOTA                     0-21232                  41-1557115
(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)               File Number)           Identification No.)


                             9300 NORTH 75TH AVENUE
                          MINNEAPOLIS, MINNESOTA 55428
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (612) 315-5500



                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS.

         On August 26, 1999, Recovery Engineering, Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with The Procter & Gamble Company, an Ohio corporation ("Parent"), and Tenzing, Inc., a Minnesota corporation and wholly owned subsidiary of Parent ("Purchaser"). Subject to the terms and conditions of the Merger Agreement, Purchaser will commence a cash tender offer (the "Offer") to purchase, for $35.25 per share, all of the Company's outstanding shares of common stock, par value $.01 per share (the "Company Common Stock"), together with the common stock purchase rights issued pursuant to the Rights Agreement dated January 30, 1996, between the Company and Norwest Bank, Minnesota, N.A., as amended. The Offer is conditioned upon, among other things, the holders of at least a majority of the shares of the Company's Common Stock on a fully-diluted basis tendering their shares. Following the Purchaser's acceptance for payment, and payment for, the tendered shares, Purchaser will be merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the "Merger"). In the Merger, those shareholders of the Company who did not tender their shares (other than Parent and its affiliates and shareholders exercising dissenters rights) will be entitled to receive $35.25 per share of the Company Common Stock held by them.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

         Not applicable.

(b)      PRO FORMA FINANCIAL INFORMATION.

         Not applicable.

(c)      EXHIBITS.

         2.1 Agreement and Plan of Merger dated August 26, 1999 by and among The Procter & Gamble Company, Tenzing, Inc. and Recovery Engineering, Inc.

         99.1     Press Release dated August 26, 1999.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: August 31, 1999                 /s/ Charles F. Karpinske
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                                       Charles F. Karpinske
                                       Chief Financial Officer


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